UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 24, 2022, Zuora, Inc. (“Zuora”) completed the sale of $250 million aggregate principal amount of convertible senior notes (the “Initial Closing Notes”) pursuant to the terms of the previously disclosed investment agreement (the “Investment Agreement”), dated March 2, 2022, with Silver Lake Alpine II, L.P. (and/or its designated affiliates) (collectively, “Silver Lake”). The Investment Agreement provides for the issuance of an additional $150 million of Notes (together with the Initial Closing Notes, the “Notes”) to be issued to Silver Lake on a Closing Date (as defined in the Investment Agreement) on or before 18 months of the Initial Closing (as defined in the Investment Agreement) in accordance with the terms and conditions set forth in the Investment Agreement.
In connection with the closing, Zuora and U.S. Bank National Association entered into an indenture, dated as of March 24, 2022 (the “Indenture”), governing the issuance of the Notes.
The purchase price per Note is 98.0% (the “Discounted Purchase Price”), with such Discounted Purchase Price being applied to the Notes as set forth in the Investment Agreement. The Notes bear interest at a rate of 3.95% per annum, payable quarterly in cash, provided that Zuora may elect to pay interest in kind at 5.50% per annum payable quarterly. The Notes will mature on March 31, 2029, subject to earlier conversion or repurchase. The Notes are convertible into shares of Zuora’s Class A Common Stock (the “Class A Common Stock”) at a conversion rate of 50.0000 shares per $1,000 principal amount of the Notes (which represents an initial conversion price of $20.00 per share), in each case subject to customary anti-dilution adjustments. Any Notes that are converted in connection with a Make-Whole Fundamental Change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.
With certain exceptions, upon a Fundamental Change (as defined in the Indenture), the holders of the Notes may require that Zuora repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus the total sum of all remaining scheduled interest payments through the remainder of the term of the Notes. On and after the fifth anniversary of the Initial Closing Date (as defined in the Investment Agreement), the holders of the Notes may require that Zuora repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued interest through the date of repurchase. Zuora has no right to redeem the Notes prior to maturity.

The Indenture includes a restrictive covenant that, subject to specified exceptions, limits the ability of Zuora to incur additional debt. The Indenture also includes customary events of default, the occurrence of which may result in the acceleration of the maturity of the Notes under the Indenture.

Zuora’s offer and sale of the Initial Closing Notes were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Zuora relied on this exemption from registration based in part on representations made by the Purchasers in the Investment Agreement.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of Note, which are attached hereto as Exhibit 10.2 and incorporated herein by reference.
In addition, as a condition of the Investment Agreement, Zuora issued to Silver Lake warrants (the “Warrants”) to acquire up to 7,500,000 shares of Class A Common Stock, exercisable for a period of approximately seven years from the Initial Closing, and of which (i) up to 2,500,000 warrants shall be exercisable at $20.00 per share, (ii) up to 2,500,000 warrants shall be exercisable at $22.00 per share and (iii) up to 2,500,000 warrants shall be exercisable at $24.00 per share. If a Make-Whole Fundamental Change (as defined in the Warrants) occurs then the number of shares issuable upon exercise of the Warrants may be increased, and the exercise price for the Warrants adjusted, in accordance with the Warrants. The Warrants were sold in a private placement to Silver Lake pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.
The foregoing description of the Warrants is qualified in its entirety by the copy of the form of Warrant, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Initial Closing, the board of directors of Zuora (the “Board”) was increased from nine to ten members and Silver Lake became entitled to nominate one individual to the Board to fill such vacancy. Silver Lake will maintain the right to nominate one individual for election to the Board and to designate one non-voting Board observer, as long as Silver Lake or its affiliates beneficially own shares of Class A Common Stock (assuming conversion of the Notes and exercise of the Warrants) representing at least 4% of the outstanding shares of Class A Common Stock and Zuora’s Class B Common Stock (assuming conversion of the Notes and exercise of the Warrants).
As previously disclosed, in anticipation of the closing of the sale of the Initial Closing Notes and pursuant to the Investment Agreement, Joseph Osnoss, Managing Director of Silver Lake, was appointed to the Board effective March 24, 2022. Mr. Osnoss has not been appointed to any committees of the Board at this time. Mr. Osnoss will serve as a Class III director whose term will expire on the date of Zuora’s annual meeting of stockholders in 2024. Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers, acquisitions, and financings in the technology and telecommunications industries. Mr. Osnoss is currently a member of the board of directors of Carta, Cegid Group, Clubessential Holdings, EverCommerce Inc., where he serves on the compensation committee, First Advantage Corporation, where he serves on the nominating and corporate governance committee, Global Blue Group Holding AG, where he serves on the nomination and compensation committee, LightBox, and Relativity. He previously served as a board member of Cast & Crew Entertainment Services, Instinet Inc., Interactive Data Corporation, Mercury Payment Systems, and Virtu Financial Inc. Additionally, Mr. Osnoss served on the board of directors of Cornerstone OnDemand, Inc. from December 2017 to October 2021, where he served on its nominating and corporate governance committee from January 2018 to October 2021. Mr. Osnoss also served on the board of directors of Sabre Corporation from March 2007 to April 2021 and served on its audit, compensation, and governance and nominating committees, amongst others, during his directorship. Mr. Osnoss received his A.B. in Applied Mathematics and a citation in French Language from Harvard College. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences; a participant in The Polsky Center Private Equity Council at the University of Chicago; and a Trustee of Greenwich Academy.
In connection with his appointment to the Board, and consistent with Zuora’s Non-Employee Director Compensation Program (the “Director Compensation Program”), Mr. Osnoss received a restricted stock unit grant under Zuora’s 2018 Equity Incentive Plan with an aggregate value of $400,000 that will vest annually in three equal installments on the anniversary of the grant date, subject to his respective continued service with Zuora through each such vesting date. He also received Zuora’s standard annual cash retainer of $30,000 for members of the Board that will be pro-rated to reflect his partial service for fiscal year 2023.
In addition, Mr. Osnoss entered into Zuora’s standard form of indemnity agreement. There are no family relationships between Mr. Osnoss and any other Zuora Board member or executive officer. Moreover, Mr. Osnoss is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the transactions contemplated by the Investment Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Investment Agreement by and between Zuora, Inc. and Silver Lake Alpine II, L.P., dated as of March 2, 2022.
10.2	Indenture, by and between Zuora, Inc. and U.S. National Bank Association, as trustee (including the form of 3.95% / 5.50% Convertible Senior PIK Notes Due 2029).
10.3	Form of Warrant
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: March 24, 2022	By:	/s/ Todd McElhatton
Name: Todd McElhatton
Title: Chief Financial Officer